Exhibit 99.1

Hercules Capital Acquires Venture Lending Portfolio Assets for ~$125.0 Million

•	Transaction reinforces Hercules’ position as the leading and largest venture-focused business development company

•	New assets are expected to be immediately accretive to HTGC’s earnings

PALO ALTO, Calif., November 2, 2017 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced that it has entered into a definitive asset purchase agreement with Ares Capital Corporation (NASDAQ:ARCC) to acquire select venture loan assets for approximately $125.0 million. The all-cash transaction is expected to reinforce Hercules Capital’s position as the largest venture lending business development company in the United States, with total assets in excess of $1.5 billion.

Commenting on the transaction, Manuel A. Henriquez, founder, chairman and chief executive officer said, “The opportunity to acquire this high-quality venture loan portfolio bolsters our own growing venture loan portfolio. This strategic acquisition coupled with our continued focus to our ‘slow and steady’ growth strategy, will help to further deliver growth in our total assets and net investment income, for the benefit of our shareholders. The portfolio acquisition demonstrates our continuous efforts to expand our growing market leadership presence within the venture lending marketplace while enhancing our overall investment loan portfolio through a disciplined growth strategy predicated on maintaining and expanding our industry-leading, highly differentiated venture lending platform.”

Mr. Henriquez concluded, “This transaction, along with our recently completed, and upsized, inaugural investment grade institutional bond offering of $150.0 million in aggregate principal amount of 4.625% Notes due 2022, further demonstrates Hercules Capital’s continued efforts to lower our overall financing costs, while growing our loan portfolio and optimizing our balance sheet. With a highly liquid balance sheet, moderate regulatory leverage, and continued access to both the debt and equity capital markets through our accretive ‘At-the-Market’ (“ATM”) programs, we expect to continue to canvas the market for additional acquisition opportunities that are accretive to the company, particularly at a time when we expect there to be further consolidation within the industry.”

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.9 billion to over 380 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.” In addition, Hercules has outstanding 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, and 4.625% Notes due 2022.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578 HT-HN

mhara@htgc.com